UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2019

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or	File Number)	Identification No.)
organization)

5600 Clearfork Main Street, Suite 400

Fort Worth, Texas 76109

(Address of principal executive office) (Zip Code)

(817) 618-4020
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Units	EMES	New York Stock Exchange

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2019, Emerge Energy Services LP (the “Partnership”) received an expected notice (the “Delisting Notice”) from the New York Stock Exchange (the “NYSE”) indicating that the Partnership is not in compliance with the NYSE’s continued listing requirements under Section 802.01C of the NYSE Listing Company Manuel that requires listed companies to maintain an average closing security price of at least $1.00 over a period of 30 consecutive trading days.

As required by the NYSE, the Partnership will notify the NYSE within ten business days of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements. The Partnership can regain compliance at any time during the six month cure period if on the last trading day of any calendar month during the cure period, its common units representing limited partnership interests (the “Units”) have a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading day period ending on the last trading day of that month. If the Partnership does not notify the NYSE that it intends to cure the deficiency as described above, then the NYSE could commence delisting procedures. Under NYSE rules, the Partnership’s Units will continue to be listed on the NYSE during this six month period, subject to compliance with other continued listing requirements. The Units symbol “EMES” will be assigned a “.BC” indicator by the NYSE to signify that it currently is not in compliance with the NYSE’s continued listing requirements. If the Partnership fails to regain compliance with Section 802.01C during the cure period, its Units will be subject to the NYSE’s suspension and delisting procedures. Notwithstanding the foregoing, if the Units trade at an “abnormally low” price level under NYSE rules or the 30-day average market capitalization for the Units is below $15 million, the Partnership will be delisted and the six month cure period discussed above will not be available.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2019, the employment of Warren Bonham, Vice President of the Partnership’s general partner, Emerge Energy Services GP LLC, was terminated.

Item 7.01 Regulation FD Disclosure.

On May 23, 2019, the Partnership issued a press release announcing the receipt of the Delisting Notice. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: May 23, 2019	By:	/s/ Deborah Deibert
		Name:	Deborah Deibert
		Title:	Chief Financial Officer